Exhibit 10.46

Amendment to
Employment Agreement

This Amendment by and between First Solar, Inc. a Delaware corporation having its principal office at 350 West Washington Street, Suite 600, Tempe, Arizona 85281 (hereinafter “Employer”) and Jens Meyerhoff (hereinafter “Employee”)

WITNESSETH:

WHEREAS, Employer and Employee are party to an Employment Agreement dated as of December 30, 2008, as amended July 28, 2009 (the “Employment Agreement”);
WHEREAS, effective July 1, 2010, the Employer advised Employee of its desire to employ Employee in a different role (while continuing to serve in his current role as chief financial officer on an interim basis) and Employee expressed his desire to be so employed;
WHEREAS, effective as of January 1, 2011, Employer named an interim chief financial officer; and
WHEREAS, the Employer's relocation promise to Employee has expired; and
WHEREAS, the parties wish to memorialize the changes to their relationship by amending the Employment Agreement accordingly;
NOW, THEREFORE, in consideration of the foregoing premises, and the mutual covenants, terms and conditions set forth herein, and intending to be legally bound hereby, Employer and Employee hereby agree that effective as of July 1, 2010:

1.	The first two sentences of Section 1.2 of the Employment Agreement are amended and replaced with the following:

Employer hereby employs Employee as its President, Utility Systems. In addition, Employer shall continue to employ Employee as its Chief Financial Officer until December 31, 2010. Employee hereby accepts such positions.

2.	Section 1.5(b)(i) of the Employment Agreement is amended to replace the phrase “18 months” with “twenty-four (24) months.”

3.	Section 1.5(b)(iii) and 1.5(c) of the Employment Agreement are amended to replace the phrase “eighteen (18) months” with the phrase “twenty-four (24) months”.

4.	Section 1.5(d)(ii) of the Employment Agreement is restated in its entirety to read as follows:

(ii)    Other Equity Awards. In the event of (A) the termination of Employee's employment with Employer due to Employee's death, (B) the termination of Employee's employment with Employer due to Disability, or (C) the termination of Employee's employment by Employer without Cause, then, except as otherwise provided in Section 1.5(d)(i) with respect to the Initial Equity Award and except as otherwise specifically proscribed in the Equity Award granted to Employee on July 1, 2010, Employee shall on the date of such termination of employment immediately receive an additional twelve (12) months' vesting credit with respect to the stock options, stock appreciation rights, restricted stock and other equity or equity-based compensation of Employer granted to Employee in the course of his employment with Employer (such other awards together with the Initial Equity Award, collectively “Equity Awards”).

5.
Section 1.5(e) and Exhibit E (relating to relocation to California on certain pre-2010 employment termination) are deleted in their entirety. Section 2.1 of the Employment Agreement is amended to replace the stated Base Salary of “three hundred seventy six thousand two hundred dollars ($376,200) (which is reflective of Employee's Base Salary on the date of the Employment Agreement, and which is currently four hundred ten thousand eight hundred ten dollars ($410,810)) with “five hundred thousand dollars ($500,000)”.

6.	Section 2.2 of the Employment Agreement is amended to replace the annual bonus eligibility from “up to seventy percent (70%)” to “a target bonus percentage of ninety percent (90%)”.

Except as amended above, the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, Employer has caused this Agreement to be executed by one of its duly authorized officers and Employee has individually executed this Agreement, each intending to be legally bound, as of the date first above written.

EMPLOYER	EMPLOYEE
/s/ Robert Gillette Robert Gillette Chief Executive Officer	/s/ Jens Meyerhoff Jens Meyerhoff

Date: 12-13-2010

Amendment to
Non-Solicitation and Non-Competition Agreement

This Amendment by and between First Solar, Inc. a Delaware corporation having its principal office at 350 West Washington Street, Suite 600, Tempe, Arizona 85281 (hereinafter “Employer”) and Jens Meyerhoff (hereinafter “Employee”) effective as of July 1, 2010.

WITNESSETH:

WHEREAS, Employer and Employee are party to a Non-Solicitation and Non-Competition Agreement entered into October 31, 2006 (the “Non-Competition Agreement”);
WHEREAS, the parties have entered into an amendment to the employment agreement between Employee and Employer (the “Employment Agreement) to reflect Employee's assumption of the role of President, Utility Systems Business effective July 1, 2010;
WHEREAS, the restricted period in the Non-Competition Agreement is intended to track the severance salary continuation period in the Employment Agreement; and
WHEREAS, the severance salary continuation in the Employment Agreement has been increased from 18 months to 24 months;
NOW, THEREFORE, in consideration of the foregoing premises, and the mutual covenants, terms and conditions set forth herein, and intending to be legally bound hereby, Employer and Employee hereby agree that:

1.	Section 1 of the Non-Competition Agreement is amended to replace the phrase “eighteen months” with the phrase “twenty-four months”.

2.	Except as amended above, the Non-Competition Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, Employer has caused this Agreement to be executed by one of its duly authorized officers and Employee has individually executed this Agreement, each intending to be legally bound, as of the date first above written.

EMPLOYER	EMPLOYEE
/s/ Robert Gillette Rob Gillette Chief Executive Officer	/s/ Jens Meyerhoff Jens Meyerhoff

Date: 12-13-2010